                               COMPANY ACT
                       (R.S.B.C. 1979, Chapter 59)

                               MEMORANDUM

                                   OF

                     COYOTE-FLINT EXPLORATION CORP.


          I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1.        The name of the company is COYOTE-FLINT EXPLORATION CORP.

2. The authorized capital of the company consists of 300,000,000 shares divided into:

   (a)    100,000,000 common shares without par value;

   (b) 100,000,000 Class "A" Preference shares with a par value of $10.00 each; and

   (c) 100,000,000 Class "B" Preference shares with a par value of $50.00 each.

The special rights and restrictions attached to the Class "A"
Preference shares and the Class "B" Preference shares are as set out in the Articles of the Company.

3. I agree to take the number and class of shares in the Company set opposite my name.

------------------------------------------------------------------------

FULL NAME, RESIDENT ADDRESS         NUMBER AND CLASS OF SHARE(S)
AND OCCUPATION OF SUBSCRIBER        TAKEN BY SUBSCRIBER
------------------------------------------------------------------------

/S/ Michael H. Taylor
---------------------------------
MICHAEL H. TAYLOR                   ONE (1) COMMON SHARE
5488 Monte Bre Crescent
West Vancouver, BC   V7W 3B1
Solicitor

------------------------------------------------------------------------

TOTAL SHARES TAKEN:                 ONE (1) COMMON SHARE

------------------------------------------------------------------------
DATED at Vancouver, British Columbia, August 17, 2001

                               COMPANY ACT

                               ARTICLES OF

                      COYOTE-FLINT EXPLORATION CORP.


                            TABLE OF CONTENTS


PART    ARTICLE          SUBJECT                                    PAGE
----    -------          -------                                    ----

1       INTERPRETATION

        1.01              Definitions                                  1
        1.02              Construction of Words                        1
        1.03              Definitions Same as Company Act              1

2       SHARES

        2.01              Directors Discretion in Issuance
                            of Shares                                  1
        2.02              Consideration for Non-Cash Shares            1
        2.03              Consideration for Shares                     2
        2.04              Commissions and Discounts                    2

3       SHARE CERTIFICATES

        3.01              Replacement Certificates                     2

4       REGISTER OF MEMBERS

        4.01              Registers                                    2
        4.02              Registers Outside British Columbia           2
        4.03              Shares Held in Trust                         2

5       TRANSFER OF SHARES

        5.01              Form of Transfer Instrument                  2
        5.02              Deemed Holders                               3
        5.03              Registered Owner's Signature as Authority    3
        5.04              Transfer to be Accompanied by Certificate    3

6       PURCHASE OF SHARES

        6.01              Company Purchasing Own Shares                3

7       ALTERATION OF CAPITAL AND SHARES

        7.01              New Shares Subject to Articles               3

8       BORROWING POWERS

        8.01              Directors Authority to Borrow                4
        8.02              Assignability of Debt                        4
        8.03              Issuance of Debt at a Discount               4
        8.04              Security to Provide for Indemnification
                            of a Director                              4

9       GENERAL AND CLASS MEETINGS

        9.01              Directors to Set Time of Meetings            4
        9.02              Extraordinary General Meeting Defined        4
        9.03              Calling an Extraordinary General Meeting     4
        9.04              Notice of General Meetings                   4
        9.05              Notice of Documents to be Executed           5
        9.06              Articles to Apply to Class Meetings          5

10      PROCEEDINGS AT GENERAL MEETINGS

        10.01             Special Business Defined                     5
        10.02             Quorum Required                              5
        10.03             Adjournment Where No Quorum                  5
        10.04             Chairman of Meetings Defined                 6
        10.05             Alternate Chairman Defined                   6
        10.06             Adjourned Meeting                            6
        10.07             Requirement of Seconding a Resolution        6
        10.08             No Casting Vote for Chairman                 6
        10.09             Dispute as to Validity                       6
        10.10             Divisibility of Votes                        6
        10.11             Polls                                        6
        10.12             Polls on Question of Adjournment             6
        10.13             Continuance of Meeting Where Poll Demanded   6

11      VOTES OF MEMBERS

        11.01             Number of Votes Per Share or Member          7
        11.02             Non-Registered Member Voting                 7
        11.03             Joint Registered Members Voting              7
        11.04             Company as Registered Owner                  7
        11.05             Committee Voting                             7

        11.06             Deposit of Posted Instrument                 7
        11.07             Validity of Proxy Vote                       7
        11.08             Form of Proxy Instrument                     8

12      DIRECTORS

        12.01             Power of Directors                           8
        12.02             Number of Directors                          8
        12.03             Director Qualifications                      8

13      RETIREMENT AND ELECTION OF DIRECTORS

        13.01             Retirement and Election of Directors         8
        13.02             Interim Continuance of Retiring Directors    8
        13.03             Term of Replacement Directors                8
        13.04             Filling Casual Vacancies of Directors        9
        13.05             Appointment of Alternate Directors           9

14      PROCEEDINGS OF DIRECTORS

        14.01             Directors Meetings                           9
        14.02             Actions by Directors                         9
        14.03             Meetings by Conference Telephone             9
        14.04             When Notice Not Required                    10
        14.05             Waiver of Notice                            10
        14.06             Chairman Has Casting Vote                   10
        14.07             Seconding Not Required                      10
        14.08             Resolutions Passed By Written Consent       10
        14.09             Notice of Meeting                           10

15      DIRECTORS - MISCELLANEOUS PROVISIONS

        15.01             Directors' Remuneration                     10
        15.02             Directors' Reimbursement                    10
        15.03             Validity of Acts                            11

16      EXECUTIVE AND OTHER COMMITTEES

        16.01             Executive Committee                         11
        16.02             Executive Committee's Remuneration          11
        16.03             Delegation of Duties to Committees          11
        16.04             Chairman of Committees Defined              11
        16.05             Meetings of Committees                      12
                                      iv
17      OFFICERS

        17.01             Election of President and Chairman          12
        17.02             Chief Executive Officer Defined             12
        17.03             Appointment of Other Officers               12

18      EXECUTION OF INSTRUMENTS

        18.01             Company Common Seal                         12
        18.02             Corporation Official Seal                   12
        18.03             Affixing of Common Seal                     12
        18.04             Mechanical Reproductions                    13

19      DIVIDENDS

        19.01             Directors Declare Dividends                 13
        19.02             Proportionate to Number of Shares Held      13
        19.03             Dividends Payable Out of Profits            13
        19.04             Dividends Payable By Distribution of Assets 13
        19.05             Payment of Dividends                        14
        19.06             Payment of Fractional Amounts               14
        19.07             No Notice Of Dividends Required             14
        19.08             Contingency Fund                            14

20      ACCOUNTS

        20.01             Keeping of Records                          14
        20.02             No Member May Inspect Accounting Records    14

21      INDEMNIFICATION

        21.01             Indemnification of Directors, Officers,
                             Employees and Agents                     14
        21.02             Directors Discretion to Indemnify           15
        21.03             Indemnification not Exclusive of Other
                             Rights                                   15
        21.04             Indemnities for Undertaking of a Liability  15
        21.05             Directors Not Liable for Certain Acts       16
        21.06             Reliance on Reports                         16
        21.07             Company May Purchase Insurance              16

22      NOTICES

        22.01             Notice by Mail                              16
        22.02             Notice to Joint Members                     16

        22.03             Notice in Case of Death or Bankruptcy       16
        22.04             Deemed Delivery in Case of Death            17
        22.05             Deemed Receipt of Notice                    17
        22.06             Persons Entitled to Notice                  17

23      SPECIAL RIGHTS AND RESTRICTIONS

        23.01             Rights and Restrictions on Shares           17
        23.02             Rights on Dissolution                       19

24      PROHIBITIONS

        24.01             Directors Must Approve Share Transfer       19
        24.02             No Invitation to Public                     19
        24.03             Limitation on Applicability                 19

                               COMPANY ACT

                       (R.S.B.C. 1979, CHAPTER 59)

                                 ARTICLES

                                    OF

                       COYOTE-FLINT EXPLORATION CORP.

                                  PART 1

                              INTERPRETATION
                              --------------

1.01   In these Articles:

     (a) "directors" means the directors of the Company for the time being;

     (b) "Company Act" means the British Columbia Company Act from time to time in force and all amendments thereto;

     (c) "Registered Address" of a member means his address as recorded in the register of members; and

     (d) "Registered Address" of a director means his address as recorded in the Company's register of directors to be kept pursuant to the Company Act.

1.02 Words importing the singular include the plural and vice versa; and words importing a male person include a female person and a corporation.

1.03 The definitions in the Company Act on the date of incorporation or creation by amalgamation of the Company shall, with the necessary changes, apply to these Articles.

                             PART 2

                             SHARES
                             ------

2.01 The allotment and issuance of shares shall be under the control of the directors who may allot and issue or grant options to purchase shares at such times and to such persons or class of persons and in such manner and upon such terms as they think proper and, without limiting the generality of the foregoing, the directors may grant options to purchase shares to directors, officers or employees for such consideration and at such price or prices and upon such terms as the directors may determine.

2.02 Shares without par value may be allotted and issued at such prices and for such consideration as the directors may determine.

2.03 Shares may be allotted and issued as consideration for any property acquired by or work done for or obligation undertaken for the Company.

2.04 The Company may at any time pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any of its shares, but the commission and discount in the aggregate shall not exceed 25% of the subscription price. The commission or discount may be paid or satisfied in cash or in shares.

                              PART 3

                        SHARE CERTIFICATES
                        ------------------

3.01 If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, not exceeding $2.00 and on such terms as to evidence and indemnity as the directors think fit.

                             PART 4

                       REGISTER OF MEMBERS
                       -------------------

4.01 The directors may make such provisions as they may think fit respecting the keeping of the register of members or any branch register and for the appointment of registrars and transfer agents for the purpose of issuing, countersigning, registering, transferring and certifying the shares of the Company.

4.02 The Company may cause one or more branch registers of members to be kept outside British Columbia.

4.03 Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize, even when having notice thereof, any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or, except as by these Articles or by law otherwise provided, any other rights in respect of any share except in absolute right to the entirety thereof in the registered holder.

                              PART 5

                        TRANSFER OF SHARES
                        ------------------

5.01 The instrument of transfer of any shares of the Company shall be in such usual or common form as the directors shall approve.

5.02 The transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members in respect thereof.

5.03 The signature of the registered owner of any shares or of his duly authorized attorney upon the form of transfer endorsed upon the certificate for the said shares or upon a form of transfer accompanying the said certificate shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register in the name of the person, firm or company named in the form of transfer as transferee or if no person, firm or company is named therein as transferee then in the name of the person, firm or company in whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered of all of the shares comprised in the said certificate or so many thereof as the form of transfer shall state are to be transferred. Neither the Company nor any director, officer or agent thereof shall be bound to inquire into the title of the person, firm or company named in the form of transfer as transferee, or if no person, firm or company is named therein as transferee, of the person, firm or company in whose behalf the certificate is presented for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner of the certificate or of the shares represented thereby for registering the transfer, and transfer, when registered, shall confer upon the person, firm or company in whose name the shares have been registered a valid title to such shares.

5.04 The directors may decline to recognize any instrument of transfer unless the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

                              PART 6

                        PURCHASE OF SHARES
                        ------------------

6.01 Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors, purchase any of its shares at the price and upon the terms specified in such resolution.

                             PART 7

                ALTERATION OF CAPITAL AND SHARES
                --------------------------------

7.01 Except as otherwise provided by conditions imposed at the time of creation of any new shares or by these Articles, any addition to the authorized capital resulting from the creation of new shares shall be subject to the provisions of these Articles.

                              PART 8

                         BORROWING POWERS

8.01 The directors may from time to time at their discretion authorize the Company to borrow any sum of money for the purposes of the Company and may raise or secure the repayment of that sum in such manner and upon such terms and conditions, in all respects, as they think fit, and in particular, and without limiting the generality of the foregoing, by the issue of bonds or debentures or any mortgage or charge, whether specific or floating, or other security on the undertaking or the whole or any part of the property of the Company, both present and future.

8.02 The directors may make any debentures, bonds or other debt obligations issued by the Company assignable free from any equities between the Company and the person to whom they may be issued, or any other person who lawfully acquires the same.

8.03 The directors may authorize the issue of any debentures, bonds, or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

8.04 If any director or any other person becomes personally liable for the payment of any sum primarily due from the Company, the directors may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure such director or person from any loss in respect of such liability.

                            PART 9

                  GENERAL AND CLASS MEETINGS
                  --------------------------

9.01 The general meetings of the Company shall be held at such time and place as the directors appoint.

9.02 Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

9.03 The directors may, whenever they think fit, convene an extraordinary general meeting.

9.04 Notice of a general meeting shall specify the place, the day and the hour of meeting, and, in case of special business, the general nature of that business. The accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any of the members entitled to receive notice shall not invalidate any proceedings at that meeting.

9.05 If any special business includes the presenting, considering, approving, ratifying or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at an office of the Company in the Province of British Columbia or at one or more designated places in the Province during business hours on any specified or unspecified working day or days prior to the date of the meeting and at the meeting.

9.06 The provisions of these Articles relating to the call and conduct of general meetings apply, with the necessary changes and so far as are applicable, to class meetings and to series meetings, except that the quorum for a class meeting or a series meeting of the Company shall be one member present in person or by proxy or (being a corporation) represented in accordance with
Section 33 of the Company Act, holding not less than one-third of the shares affected.

                             PART 10

                 PROCEEDINGS AT GENERAL MEETINGS
                 -------------------------------

10.01 The following business at a general meeting shall be deemed to be special business:

     (a)  all business at an extraordinary general meeting;

     (b) all business that is transacted at an annual general meeting, with the exception of the consideration of the financial statement and the report of the directors and auditors, the election of directors, the appointment of the auditors and such other business as, under these Articles ought to be transacted at an annual general meeting, or any business which is brought under consideration by the report of the directors issued with the notice convening the meeting.

10.02 No business, other than the election of a chairman and the adjournment or termination of the meeting, shall be conducted at any general meeting at any time when a quorum is not present. If at any time during a general meeting there ceases to be a quorum present, any business then in progress shall be suspended until there is a quorum present or until the meeting is adjourned or terminated, as the case may be. A quorum shall be one member present in person or by proxy or (being a corporation) represented in accordance with Section 33 of the Company Act, holding not less than one voting share of the Company.

10.03 If within a half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be terminated; but in any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, if the quorum for the meeting is one member holding or representing one voting share, then the meeting shall be terminated, or, if the quorum is greater than as aforesaid, the members present shall be a quorum.

10.04 Subject to Article 10.05, the Chairman of the Board, or in his absence, the President of the Company, or in his absence one of the directors present shall preside as chairman of every general meeting.

10.05 If at any general meeting there is no such officer or director present within fifteen minutes after the time appointed for holding the meeting or if the Chairman of the Board and the President and all the directors present are unwilling to act as chairman, the members present shall choose a person (who need not be a member) to be chairman.

10.06 The chairman of a general meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting but not "advance notice" shall be given as in the case of the original meeting. Except as aforesaid, it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

10.07 No resolution proposed at a meeting may be put to the vote of the meeting unless seconded and the chairman of any meeting is entitled to move or propose a resolution.

10.08 In case of an equality of votes, the chairman shall not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which he may be entitled as a member.

10.09 In the case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and his determination made in good faith is final and conclusive.

10.10 A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.11 Subject to the provisions of Article 10.12, if a poll is duly demanded, it shall be taken in such manner and at such time, within seven days after the date of the meeting, and such place as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded. A demand for a poll may be withdrawn.

10.12 A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

10.13 The demand for a poll shall not, unless the chairman so rules, prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

                            PART 11

                        VOTES OF MEMBERS
                        ----------------


11.01 Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person has one vote, and on a poll every member, present in person or by proxy, has one vote for each share he holds.

11.02 Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

11.03 Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purpose of this Article, be deemed joint members.

11.04 Subject to Section 183 of the Company Act, a corporation which is a member may vote by its duly authorized representative who is entitled to speak and vote, either in person or by proxy, and in all other respects exercise the rights of a member and that representative shall be reckoned as a member for all purposes in connection with any meeting of the Company.

11.05 A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee and that committee may appoint a proxyholder.

11.06 Unless the directors otherwise determine, the instrument appointing a proxyholder and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at a place specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting at which the proxyholder proposes to vote.

11.07 A vote given in accordance with the terms of an instrument of proxy is valid notwithstanding the previous death or incapability of the member of revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided no intimation in writing of the death, incapability, revocation or transfer has been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting before the vote is given.

11.08 Unless, in the circumstances, the Company Act requires any other form of proxy, an instrument appointing a proxyholder, whether for a specified meeting or otherwise, shall be in common form, or in any other form that the directors shall approve.

                             PART 12

                            DIRECTORS
                            ---------

12.01 The directors may exercise all such powers and do all such acts and things as the Company may exercise and do, and which are not by these Articles or by statute or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject, nevertheless, to the provisions of all laws affecting the Company and of these Articles and to any rules, not being inconsistent with these Articles, which are made from time to time by the Company in general meeting; but no rule made by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that rule had not been made.

12.02 The number of directors shall be not less than one (or, if the Company is a reporting Company, not less than three) and not more than fifteen. The number of directors may be determined from time to time by ordinary resolution.

12.03  A director is not required to have any share qualification.

                             PART 13

              RETIREMENT AND ELECTION OF DIRECTORS
              ------------------------------------

13.01 Upon the termination of the first annual general meeting of the Company after its incorporation or formation by amalgamation, and upon the termination of every succeeding annual general meeting, all the directors shall retire. At every annual general meeting the members shall fill up the offices to be vacated by electing a like number of directors and, whenever the number of retiring directors is less than the maximum number for the time being required by or determined pursuant to Article 12.02, they may also elect such further number of directors if any, as the Company then determines, but the total number of directors elected shall not exceed that maximum.

13.02 If, at any general meeting at which an election of directors ought to take place, the places of the retiring directors are not filled up, such of the retiring directors as may be requested by the newly-elected directors shall, if willing, continue in office until further new directors are elected either at an extraordinary general meeting specially convened for that purpose or at the annual general meeting in the next or some subsequent year, unless it is determined to reduce the number of directors.

13.03 If the Company removes any director before the expiration of his period of office and appoints another person in his stead, the person so appointed shall hold office only during such time as the director in whose place he is appointed would have held the office if he had not been removed.

13.04 The directors have the power at any time and from time to time to appoint any person as a director to fill a casual vacancy in the directors. The directors shall have the power at any time and from time to time to appoint one or more additional directors; but the number of additional directors shall not at any time exceed one-third of the number of directors elected or appointed at the last annual general meeting of the Company. Any director so appointed holds office only until the conclusion of the next following annual general meeting of the Company, but is eligible for re-election at that meeting.

13.05 A director may, with the approval of the directors, appoint any person, whether a member of the Company or not, and whether a director of the Company or not, to serve as his alternate director and as such to attend and vote in his stead at meetings of directors, and such alternate director shall, if present, be included in the count for a quorum, and if he is a director, he shall be entitled to two votes, one as a director and the other as an alternate director. If the appointing director so directs, notice of meetings of directors shall be sent to the alternate director and not to the appointing director. An alternate director shall ipso facto vacate office as an alternate director if and when the appointing director vacates office as a director or removes the appointee from office as alternate director, and any appointment or removal under this Article shall be made in writing under the hand of the director making the same.

                             PART 14

                    PROCEEDINGS OF DIRECTORS
                    ------------------------

14.01 The directors may meet at such places as they think fit, adjourn and otherwise regulate their meetings and proceedings as they see fit. The directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed the quorum shall be a majority of the directors then in office. Any director who is interested in a proposed contract or transaction with the Company shall be counted in the quorum. The Chairman of the Board, or in his absence the President of the Company, shall be chairman of all meetings of the directors; but if at any meeting the Chairman of the Board or the President is not present within thirty minutes after the time appointed for holding the meeting, the directors present may choose someone of their number to be chairman at that meeting. Any two directors may at any time and the Secretary, upon the request of any two directors, shall, convene a meeting of the directors.

14.02 The directors, or any committee of directors, may take any action required or permitted to be taken by them and may exercise any of the authorities, powers and discretions for the time being vested in or exercisable by them by resolution either passed at a meeting at which a quorum is present or consented to in writing under Section 149 of the Company Act.

14.03 A director may participate in a meeting of directors or of any committee of the directors by means of conference telephones or other communications facilities by means of which all directors participating in the meeting can hear each other and provided that all such directors agree to such participation. A director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefore and be entitled to speak and vote thereat.

14.04 For the first meeting of the directors to be held immediately following the appointment or election of a director or directors at an annual or other general meeting of shareholders, or for a meeting of the directors at which a director is appointed to fill a vacancy in the directors, it is not necessary to give notice of the meeting to the newly-elected or appointed director or directors for the meeting to be duly constituted, if a quorum of the directors is present.

14.05 Any director of the Company who may be temporarily absent from the Province of British Columbia may file, at the registered office of the Company, a written waiver of notice, which may be by letter, telegram, telex or cable, of any meeting of the directors and may, at any time, withdraw the waiver, and until the waiver is withdrawn, no notice of meetings of directors shall be sent to that director, and all meetings of the directors of the Company, notice of which has not been given to that director, shall, provided a quorum of the directors is present, be valid and effective.

14.06 Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes, the chairman has a second or casting vote.

14.07 No resolution proposed at a meeting of directors need be seconded and the chairman of any meeting is entitled to move or propose a resolution.

14.08 A resolution in writing, signed by each director shall be as valid and effectual as if it had been passed at a meeting of directors duly called and held. Such resolution may be in one or more counterparts each signed by one or more directors which together shall be deemed to constitute one resolution in writing.

14.09 Not less than 48 hours' notice of a meeting of the directors shall be given in writing by delivery by hand or by telegraph or by mail (if it is mailed by prepaid post at least three clear days in advance exclusive of any Saturday or holiday) but any director may in writing waive notice or accept shorter notice. The directors may, by resolution, fix a regular time and place for meetings, and in that case notice shall be given of such resolution or resolutions and thereafter no further notice need be given of such meetings.

                            PART 15

             DIRECTORS - MISCELLANEOUS PROVISIONS
             ------------------------------------

15.01 The remuneration of the directors may from time to time be determined by the directors.

15.02 The directors shall be reimbursed such reasonable travelling, hotel and other expenses as they may incur in and about the business of the Company and if any director shall be required to perform extra services or should otherwise be specially occupied about the Company's business, he shall be entitled to receive a remuneration to be fixed by the Board or, at the option of such director, by the Company in general meeting, and such remuneration may be either in addition to or in substitution for any other remuneration he may be entitled to receive, and the same shall be charged as part of the ordinary working expenses.

15.03	Inasmuch as the directors of the Company are likely to be
connected with other companies, corporations or associations with which from time to time the Company must or may have business dealings, no contract or other transaction between the Company and any other company, corporation or association shall be affected by the fact that directors of the Company are interested in or are shareholders, directors or officers of such other company, corporation or association.

                            PART 16

                 EXECUTIVE AND OTHER COMMITTEES
                 ------------------------------

16.01 The directors may after the annual general meeting of the Company and from time to time as vacancies occur, elect from among their members an Executive Committee. The Executive Committee shall consist of not less than two members but the number of members may be increased or decreased from time to time by resolution of the directors. The Executive Committee shall advise and aid the officers of the Company in all matters concerning its interests and the management of its business and affairs and may (subject to any regulations or restrictions which the directors may from time to time make or impose) exercise any and all powers of the directors while the latter are not in session except the power to do any act which must by law be performed by the directors themselves provided, however, that a report of all acts and proceedings of the Executive Committee done or had in the interval between meetings of the directors shall be made to the next following meeting of the directors for the information thereof. The Executive Committee shall meet at such times and at such place or places as shall be determined by the Executive Committee and in accordance with such rules as may be provided by resolution of the directors. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, provided that in the event of there being no quorum present at any meeting of the Executive Committee, any director or directors of the Company who is or are requested by the chairman of such meeting to attend such meeting shall have the right to attend and shall thereupon be a member or members of the Executive Committee for such meeting.

16.02 The members of the Executive Committee shall be entitled to receive such remuneration for acting as members of the Executive
Committee as the directors may from time to time determine.

16.03 The directors may delegate any, but not all, of their powers to committees (other than the Executive Committee) consisting of such director or directors as they think fit. Any committee so formed in the exercise of the powers so delegated shall conform to any rules that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held next after it has been done.

16.04 A committee may elect a chairman of its meetings; if no chairman is elected, or if at any meeting the chairman is not present within thirty minutes after the time appointed for holding the meeting, the directors present who are members of the committee may choose one of their number to be chairman of the meeting.

16.05 The members of a committee may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall have a second or casting vote.

                              PART 17

                              OFFICERS
                              --------

17.01 The directors shall elect from among their members a President and, if they see fit, may elect a Chairman of the Board and may elect a Vice-Chairman, either of whom may also be the President, all or any of whom shall hold office until their successors are elected. Vacancies occurring from time to time in these offices may be filled by the directors from among their members.

17.02 The directors may designate the Chairman of the Board or the Vice-Chairman, if any, or the President to be the chief executive officer. Failing such designation the Chairman of the Board or, if there is none, the Vice-Chairman or, if there is none, the President, shall be the chief executive officer. The chief executive officer shall, subject to the control of the directors, have and exercise general supervision over the management and control of the business and affairs of the Company, its officers and employees.

17.03 The directors, from time to time, shall appoint a Secretary and may appoint one or more Vice-Presidents, one of whom may be the chief financial officer, and such other officers as the directors may determine, so including one or more assistants to any of the officers so appointed, and may determine their duties and, in the discretion of the directors, in the absence of a written agreement to the contrary, may remove or suspend them.
One person may hold more than one such office.

                            PART 18

                   EXECUTION OF INSTRUMENTS
                   ------------------------

18.01 The directors may provide a common seal for the Company and for its use and they shall have power from time to time to destroy the same and substitute a new seal in place of the seal destroyed.

18.02 The directors may provide an official seal for use in any other province, state, territory or country.

18.03 The directors shall provide for the safe custody of the common seal of the Company which shall not be affixed to any instrument except in the presence of:

     (a)  any two of the Chairman of the Board or the Vice-
          Chairman (if any) or the President or a Vice-President or the Directors or the Secretary; or

     (b) such other officers or persons as may be prescribed from time to time by resolution of the directors;

and such officers, directors, and persons shall sign every instrument to which the seal of the Company is affixed in their presence.

18.04 To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, share warrants or other securities of the Company, whether in definitive or interim form on which facsimiles of the respective signatures of Chairman of the Board, Vice-Chairman, or the President, or Vice-President, and the Secretary are mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates, share warrants or other securities one or more unmounted dies reproducing the Company's seal and the President or a Vice-President and the Secretary may by a writing authorize such firm or company to cause the Company's seal to be affixed to such definitive or interim bonds, debentures, share certificates, share warrants or other securities by the use of such dies. Bonds, debentures, share certificates, share warrants or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal as if it had actually been affixed thereto and be valid and binding on the Company and this notwithstanding that any person whose signature is so engraved, lithographed or printed as that of the Chairman of the Board, Vice-Chairman, President, Vice-President or Secretary may have ceased to hold such office at the date of the issue thereof.

                            PART 19

                           DIVIDENDS
                           ---------

19.01 The directors may declare dividends and fix the date of record therefor and the date for payment thereof.

19.02 Subject to the terms of shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

19.03 Dividends may be declared to be payable out of the profits of the Company. No dividend shall bear interest against the Company.

19.04 A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a member upon the basis of the value so fixed in place of fractional shares, bonds, debentures or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the directors.

19.05 Any dividend or other moneys payable in cash in respect of a share may be paid by cheque sent through the post to the member in a prepaid letter, envelope or wrapper addressed to the member at his registered address, or in the case of joint members, to the registered address of the joint member who is first named on the register, or to such person and to such address as the member or joint members, as the case may be, in writing direct. Any one of two or more joint members may give effectual receipts for any dividend or other moneys payable or assets distributable in respect of a share held by them.

19.06 Where the dividend to which a member is entitled includes a fraction of one cent such shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

19.07 No notice of the declaration of a dividend need be given to any member.

19.08 The directors may, before declaring a dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending that application may, at the like discretion, either be employed in the business of the Company or be invested in such investments, other than shares of the Company, as the directors may from time to time think fit.


                             PART 20

                            ACCOUNTS
                            --------

20.01 The directors shall cause records and books of accounts to be kept as necessary to record properly the financial affairs and condition of the Company and to comply with the provisions of statutes applicable to the Company.

20.02 Unless the directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

                             PART 21

                         INDEMNIFICATION
                         ---------------

21.01	The Company shall indemnify any person who was or is a
party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by the Company or by a corporation or other legal entity or enterprise as hereinafter mentioned and whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative, action or proceeding, he had reasonable grounds for believing that his conduct was lawful but the Company shall not be bound to indemnify any such person, other than a director, officer or an employee of the Company (who shall be deemed to have notice of this Article and to have contracted with the Company in terms hereof solely by virtue of his acceptance of such office or employment), if in acting as agent for the Company or as a director, officer, employee or agent of another corporation or other legal entity or enterprise as aforesaid, he does so by written request of the Company containing an express reference to this Article and no indemnification of a director or former director or officer or former officer of the Company, of a corporation in which the Company is or was a shareholder, shall be made except to the extent approved by the Court pursuant to the Company Act or any other statute. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

21.02 The Company shall indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an employee or agent for the Company unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, or wilful act or default or fraud by such person in any of which events the Company shall only indemnify such person if the directors, in their absolute discretion, so decide or the Company by ordinary resolution shall so direct.

21.03 The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Part shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

21.04 The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.

21.05 No director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortuous act of any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own wilful act or default, negligence, breach of trust or breach of duty.

21.06 Directors may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the auditor of the Company and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

21.07 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.

                            PART 22

                            NOTICES
                            -------

22.01 Except as otherwise provided in these Articles, a notice may be given to any member or director, either personally or by sending it by post to him in a prepaid letter, envelope or wrapper addressed to the member or director at his registered address.

22.02 A notice may be given by the Company to joint members in respect of a share registered in their names by giving the notice to the joint member first named in the register of members in respect of that share.

22.03 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until that address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy has not occurred.

22.04 Any notice or document sent by post to, or left at, the Registered Address of, any member, shall, notwithstanding that member is then deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased member, until some other person is registered in his stead as the member or joint member in respect of those shares, and that service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

22.05 Any notice sent by post shall be deemed to have been served on the day, Saturdays and holidays excepted, following that on which the letter, envelope or wrapper containing the same is posted, and in proving service it is sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put in a Canadian Government post office, postage prepaid.

22.06 Notice of every general meeting shall be given in any manner hereinbefore authorized to:

     (a) every member holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date was established by the directors, on the date of the mailing of such notice;

     (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person is entitled to receive notice of general meetings.

                          PART 23

               SPECIAL RIGHTS AND RESTRICTIONS
               -------------------------------

23.01  The Class "A" Preference shares and the Class "B"
Preference shares of the Company shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

     (a) The directors may issue Class "A" Preference shares in one or more series;

     (b) The directors may alter by resolution the Memorandum of the Company to fix the number of shares in, and to determine the designation of the shares of, each series of Class "A" Preference shares, by resolution;

     (c) The directors may alter by resolution the Memorandum of the Company or these Articles or both to create, define and attach special rights and restrictions to the shares of each series of Class "A" Preference shares, subject to the special rights and restrictions attached to the Class "A" Preference shares by this Part;

     (d) Where shares of one or more series of Class "A" Preference shares are entitled to cumulative dividends, and where cumulative dividends in respect of a series of Class "A" Preference shares are not paid in full, the shares of all series of Class "A" Preference shares entitled to cumulative dividends shall participate rateably in respect of accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full;

     (e) Where amounts payable on a winding-up, or on the occurrence of any other event as a result of which the holders of the shares of all series of Class "A" Preference shares are then entitled to return of capital, are not paid in full, the shares of all series of Class "A" Preference shares shall participate rateably in a return of capital in respect of Class "A" Preference shares in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full;

     (f) No special rights or restrictions attached to a series of Class "A" Preference shares shall confer on the series priority over another series of Class "A"
          Preference shares then outstanding respecting:

          (i) dividends, or

         (ii) a return of capital:

               (A) on winding-up, or

               (B) on the occurrence of another event that
                   would result in the holders of all series of Class "A" Preference shares being entitled to a return of capital;

     (g)  A directors' resolution pursuant to paragraphs (a),
          (b) or (c) may only be passed prior to the issue of shares of the series to which the resolution relates, and after the issue of shares of that series, the number of shares in, the designation of and the special rights and restrictions attached to, that series may be added to, altered, varied or abrogated only pursuant to Sections 248, 249, 254 or 255 of the Company Act, as the case may be;

     (h) Except as expressly provided in the special rights, or restrictions which the directors may create, define or attach to any series of Class "A" Preference shares, shares of a series of Class "A" Preference shares shall not confer on the holders thereof any right to notice of or to be present or to vote, either in person or by proxy, at any general meeting other than a separate meeting of the holders of the Class "A" Preference shares, or of the holders of shares of a series of the Class "A" Preference shares, as the case may be;

     (i) All of the provisions of this Part with respect to the Class "A" Preference shares shall apply, mutatis mutandis, to the Class "B" Preference shares, as if set out here in full;

     (j) Except as expressly provided in the special rights or restrictions which the directors may create, define or attach to any series of Class "A" Preference shares or Class "B" Preference shares, the directors may declare dividends with respect to the common shares only or with respect to any series of Class "A" Preference shares only or with respect to any series of Class "B" Preference shares only or with respect to any combination of two or more such classes or series of classes only.

23.02 Except as hereinafter provided, in the event of the liquidation, dissolution or winding-up of the Company or any distribution of its assets for the purpose of winding-up its affairs, after the payment of dividends declared but unpaid, the holders of the Class "A" Preference shares and the Class "B" Preference shares shall be entitled pari passu to be paid such amount as the special rights and restrictions attaching to such shares shall provide, and in the absence of any express provision with respect thereto the amount of capital paid up in respect thereof per share for each Class "A" Preference share and each Class "B" Preference share held by them, out of the assets of the Company in preference to and with priority over any payment or distribution of any capital asset or monies among the holders of any common shares of the Company, and after payment to the holders of the Class "A" Preference shares and Class "B" Preference shares of the amount so payable to them they shall not be entitled to share in any other distribution of the property or assets of the Company. The foregoing provisions of this Article
23.02 shall apply to all Class "A" Preference shares and Class "B" Preference shares, except as expressly provided in the special rights and restrictions which the directors may create, define or attach to any series of Class "A" Preference shares or Class "B" Preference shares.

                            PART 24

                         PROHIBITIONS
                         ------------

24.01 No shares may be transferred except with the prior approval of the directors, who may in their absolute discretion refuse to register the transfer of any share, such approval to be evidenced by a resolution of the directors.

24.02 There shall not be any invitation to the public to subscribe for any shares or debt obligations of the Company.

24.03 The provisions of this Part shall only apply if the Company is not a reporting company.


     DATED at Vancouver, British Columbia, August 17, 2001



                                         /S/ Michael H. Taylor
                                         ----------------------------
                                         Signature of the Subscriber
                                         to the Memorandum